DeGolyer

and

MacNaughton
5001

Spring

Valley

Road
Suite

800

Eas
t
Dallas,

Texas

75244
February 21, 2024
Equinor ASA
Forusbeen 50
N-4035 Stavanger
Norway
Ladies and Gentlemen:
Pursuant

to

your

request,

this

report

of

third

party

presents

an

independent
evaluation,

as

of December

31, 2023,

of the

estimated

net

proved oil,

condensate,

liquefied
petroleum gas (LPG),

and sales gas

reserves of certain

properties (Table

1) in which

Equinor
ASA

(Equinor)

has

represented

it

holds

an

interest.

This

evaluation

was

completed

on
February 21, 2024. Equinor has represented that these

properties account for 100 percent, on
a net equivalent barrel

basis, of Equinor’s net

proved reserves as

of December 31, 2023,

and
that Equinor’s

estimates

of

net proved

reserves

have

been prepared

in accordance

with the
reserves

definitions

of

Rules

4–10(a)
(1)–(32) of Regulation S–X

of the United States Securities

and Exchange Commission (SEC).
It

is

our

opinion

that

the

procedures

and

methodologies

employed

by

Equinor

for

the
preparation

of

its

proved

reserves

estimates

as

of

December

31,

2023,

comply

with

the
current

requirements

of

the

SEC.

We

have

reviewed

information

provided

to

us

by

Equinor
that it represents

to be Equinor’s

estimates of the

net reserves, as

of December 31,

2023, for
the

same

properties

as

those

which

we

have

independently

evaluated.

This

report

was
prepared in accordance with guidelines

specified in Item 1202 (a)(8)

of Regulation S–K and is
to be used for inclusion in certain SEC filings by Equinor

.
Reserves estimated herein

are expressed as

net reserves as

represented by Equinor
and

as

estimated

by

DeGolyer

and

MacNaughton.

Gross

reserves

are

defined

as

the

total
estimated

petroleum

remaining

to

be

produced

from

these

properties

after

December

31,
2023.

Net

reserves

are

defined

as

that

portion

of

the

gross

reserves

attributable

to

the
interests held by Equinor after deducting all interests held by others.

DeGolyer and MacNaughton
Estimates

of

reserves

should

be

regarded

only

as

estimates

that

may

change

as
further

production

history

and

additional

information

become

available.

Not

only

are

such
estimates based

on that

information which

is currently

available, but

such estimates

are also
subject

to

the

uncertainties

inherent

in

the

application

of

judgmental

factors

in

interpreting
such information.
Information

used

in

the

preparation

of

this

report

was

obtained

from

Equinor.

In

the
preparation

of

this

report

we

have

relied,

without

independent

verification,

upon

information
furnished

by Equinor

with

respect

to the

property

interests

being evaluated,

production

from
such

properties,

current

costs

of

operation

and

development,

current

prices

for

production,
agreements relating to current and future operations

and sale of production, and various other
information

and

data

that

were

accepted

as

represented.

A

field

examination

was

not
considered necessary for the purposes of this report.
Definition of Reserves
Petroleum

reserves

estimated

by

Equinor

and

by

us

included

in

this

report

are
classified

as

proved.

Only

proved

reserves

have

been

evaluated

for

this

report.

Reserves
classifications

used

by Equinor

and

by us

in this

report

are in

accordance

with

the reserves
definitions of

Rules

4–10(a)

(1)–(32) of

Regulation

S–X of

the SEC.

Reserves

are judged

to
be

economically

producible

in

future

years

from

known

reservoirs

under

existing

economic
and

operating

conditions

and

assuming

continuation

of

current

regulatory

practices

using
conventional

production

methods

and

equipment.

In

the

analyses

of

production-decline
curves,

reserves

were

estimated

only

to

the

limit

of

economic

rates

of

production

under
existing

economic

and

operating

conditions

using

prices

and

costs

consistent

with

the
effective

date

of

this

report,

including

consideration

of

changes

in

existing

prices

provided
only by contractual

arrangements but

not including

escalations based

upon future

conditions.
The petroleum reserves are classified

as follows:
Proved

oil

and

gas

reserves

–

Proved

oil

and

gas

reserves

are

those
quantities

of

oil

and

gas,

which,

by

analysis

of

geoscience

and

engineering
data,

can

be

estimated

with

reasonable

certainty

to

be

economically
producible—from

a

given

date

forward,

from

known

reservoirs,

and

under
existing

economic

conditions,

operating

methods,

and

government
regulations—prior to the time

at which contracts providing

the right to operate
expire,

unless

evidence

indicates

that

renewal

is

reasonably

certain,
regardless of

whether deterministic

or probabilistic

methods are

used for

the
estimation. The project to extract the hydrocarbons

must have commenced or
the

operator

must

be

reasonably

certain

that

it

will

commence

the

project
within a reasonable time.
(i) The area of the reservoir considered as proved includes:

DeGolyer and MacNaughton
(A) The area

identified by

drilling and

limited by

fluid contacts,

if any,
and

(B)

Adjacent

undrilled

portions

of

the

reservoir

that

can,

with
reasonable

certainty,

be

judged

to

be

continuous

with

it

and

to
contain

economically

producible

oil

or

gas

on

the

basis

of

available
geoscience and engineering data.
(ii)

In

the

absence

of

data

on

fluid

contacts,

proved

quantities

in

a
reservoir

are

limited

by

the

lowest

known

hydrocarbons

(LKH)

as
seen

in

a

well

penetration

unless

geoscience,

engineering,

or
performance data and reliable technology establishes

a lower contact
with reasonable certainty.
(iii)

Where

direct

observation

from

well

penetrations

has

defined

a
highest

known

oil

(HKO)

elevation

and

the

potential

exists

for

an
associated

gas

cap,

proved

oil

reserves

may

be

assigned

in

the
structurally

higher

portions

of

the

reservoir

only

if

geoscience,
engineering,

or

performance

data

and

reliable

technology

establish
the higher contact with reasonable certainty.
(iv)

Reserves

which

can

be

produced

economically

through
application

of

improved

recovery

techniques

(including,

but

not
limited

to,

fluid

injection)

are

included

in

the

proved

classification
when:
(A)

Successful

testing

by

a

pilot

project

in

an

area

of

the

reservoir
with

properties

no

more

favorable

than

in

the

reservoir

as

a

whole,
the operation of an installed program

in the reservoir or an analogous
reservoir,

or other evidence

using reliable

technology establishes

the
reasonable certainty

of the engineering

analysis on

which the project
or

program

was

based;

and

(B)

The

project

has

been

approved

for
development

by

all

necessary

parties

and

entities,

including
governmental entities.
(v)

Existing

economic

conditions

include

prices

and

costs

at

which
economic producibility from a reservoir

is to be determined. The price
shall

be

the

average

price

during

the

12-month

period

prior

to

the
ending

date

of

the

period

covered

by

the

report,

determined

as

an
unweighted

arithmetic

average of

the

first-day-of-the-month

price for
each

month

within

such

period,

unless

prices

are

defined

by
contractual

arrangements,

excluding

escalations

based

upon

future
conditions.

DeGolyer and MacNaughton
Developed

oil

and

gas

reserves

–

Developed

oil

and

gas

reserves

are
reserves of any category that can be expected to be recovered:
(i)

Through

existing

wells

with

existing

equipment

and

operating
methods

or

in

which

the

cost

of

the

required

equipment

is

relatively
minor compared to the cost of a new well; and
(ii)

Through

installed

extraction

equipment

and

infrastructure
operational at the

time of the

reserves estimate

if the

extraction is by
means not involving a well.
Undeveloped

oil

and

gas

reserves

–
Undeveloped

oil

and

gas

reserves

are
reserves

of

any

category

that

are

expected

to

be

recovered

from

new

wells
on

undrilled

acreage,

or

from

existing

wells

where

a

relatively

major
expenditure is required for recompletion.
(i)

Reserves

on

undrilled

acreage

shall

be

limited

to

those

directly
offsetting

development

spacing

areas

that

are

reasonably

certain

of
production

when

drilled,

unless

evidence

using

reliable

technology
exists that

establishes reasonable

certainty of

economic producibility
at greater distances.
(ii)

Undrilled

locations

can

be

classified

as

having

undeveloped
reserves only if

a development plan

has been adopted

indicating that
they are

scheduled to

be drilled

within five

years, unless

the specific
circumstances justify a longer time.
(iii)

Under

no

circumstances

shall

estimates

for

undeveloped
reserves

be

attributable

to

any

acreage

for

which

an

application

of
fluid injection

or other

improved recovery

technique is

contemplated,
unless

such

techniques

have

been

proved

effective

by

actual
projects in

the same

reservoir

or an

analogous reservoir,

as defined
in

[section

210.4–10

(a)

Definitions],

or

by

other

evidence

using
reliable technology establishing reasonable certainty.
Methodology and Procedures
Estimates

of

reserves

were

prepared

by

the

use

of

appropriate

geologic,

petroleum
engineering,

and

evaluation

principles

and

techniques

that

are

in

accordance

with

the
reserves

definitions

of

Rules

4–10(a)

(1)–(32)

of

Regulation

S–X

of

the

SEC

and

with
practices

generally

recognized

by

the

petroleum

industry

as

presented

in

the

publication

of
the

Society

of

Petroleum

Engineers

entitled

“Standards

Pertaining

to

the

Estimating

and

DeGolyer and MacNaughton
Auditing

of

Oil

and

Gas

Reserves

Information

(revised

June

2019)

Approved

by

the

SPE
Board on

25 June

2019” and

in

Monograph 3

and Monograph

4 published

by the

Society of
Petroleum Evaluation Engineers.

The method or combination

of methods used in

the analysis
of each

reservoir was

tempered by

experience with

similar reservoirs,

stage of

development,
quality and completeness of basic data, and production

history.
Based

on

the

current

stage

of

field

development,

production

performance,

the
development

plans

provided

by Equinor,

and analyses

of areas

offsetting

existing

wells

with
test

or

production

data,

reserves

were

classified

as

proved.

The

proved

undeveloped
reserves

estimates

were

based

on

opportunities

identified

in

the

plans

of

development
provided by Equinor.
Equinor

has

represented

that

its

senior

management

is

committed

to

the
development

plans

provided

by

Equinor

and

that

Equinor

has

the

financial

capability

to
execute

the

development

plans,

including

the

drilling

and

completion

of

wells

and

the
installation of equipment and facilities.
When applicable, the volumetric

method was used

to estimate the

original oil in

place
(OOIP)

and

original

gas

in

place

(OGIP).

Structure

maps

were

prepared

to

delineate

each
reservoir,

and

isopach

maps

were

constructed

to

estimate

reservoir

volume.

Electrical

logs,
radioactivity logs,

core analyses,

and other

available data

were used

to prepare

these maps
as well as to estimate representative values for porosity

and water saturation. When adequate
data were available and when circumstances justified,

material-balance and other engineering
methods were used to estimate OOIP and OGIP.
For

those

fields

where

the

volumetric

method

was

applied,

estimates

of

ultimate
recovery

were

obtained

by

applying

recovery

factors

to

OOIP

and

OGIP.

These

recovery
factors were based on

consideration of the type

of energy inherent

in the reservoirs, analyses
of the petroleum, the

structural positions of

the reservoirs, and

the production histories.

When
applicable, material

-balance

and other

engineering methods

were used

to estimate

recovery
factors

based

on

an

analysis

of

reservoir

performance,

including

production

rate,

reservoir
pressure, and reservoir fluid properties.
For depletion-type reservoirs or those whose performance

disclosed a reliable decline
in

producing-rate

trends

or

other

diagnostic

characteristics,

reserves

were

estimated

by

the
application of appropriate decline-curve

or other performance relationships.

In the analyses of
production decline

curves, reserves

were estimated

only to

the limits

of economic

production
as defined under

the Definition

of Reserves

heading of

this report or

to the limit

of production
licenses as appropriate.
For

the

evaluation

of

unconventional

reservoirs,

a

performance-based

methodology
integrating

the

appropriate

geology

and

petroleum

engineering

data

was

utilized

for

this

DeGolyer and MacNaughton
report.

Performance-based

methodology

primarily

includes

(1) production

diagnostics,

(2)
decline-curve

analysis,

and

(3)

model-based

analysis

(if

necessary,

based

on

availability

of
data).

Production

diagnostics

include

data

quality

control,

identification

of

flow

regimes,

and
characteristic

well

performance

behavior.

These

analyses

were

performed

for

all

well
groupings (or type-curve areas).
Characteristic

rate-decline

profiles

from

diagnostic

interpretation

were

translated

to
modified hyperbolic

rate profiles,

including one

or multiple

b-exponent

values followed

by an
exponential

decline.

Based

on

the

availability

of

data,

model-based

analysis

may

be
integrated to evaluate

long-term decline behavior,

the effect of

dynamic reservoir and

fracture
parameters

on

well

performance,

and

complex

situations

sourced

by

the

nature

of
unconventional reservoirs.
In certain

cases, reserves

were estimated

by incorporating

elements of

analogy with
similar wells or reservoirs for which more complete data

were available.
Data

provided

by

Equinor

from

wells

drilled

through

October

31,

2023,

and

made
available

for

this

evaluation

were

used

to

prepare

the

reserves

estimates

herein.

These
reserves

estimates

were

based

on

consideration

of

monthly

production

data

available

for
certain

properties

only

through

October

2023.

Estimated

cumulative

production,

as

of
December

31,

2023,

was

deducted

from

the

estimated

gross

ultimate

recovery

to

estimate
gross reserves. This required that production be estimated for up to 2 months.
Oil

and

condensate

reserves

estimated

herein

are those

to

be

recovered

by

normal
field

separation.

LPG

reserves

estimated

herein

consist

primarily

of

propane

and

butane
fractions

and

are

the

result

of

low-temperature

plant

processing.

Oil,

condensate,

and

LPG
reserves

included

in

this

report

are

expressed

in

millions

of

barrels

(10
6
bbl).

In

these
estimates, 1 barrel equals 42 United States gallons.
Gas quantities

estimated herein

are expressed

as sales

gas. Sales

gas is defined

as
the

total

gas

to

be

produced

from

the

reservoirs

after

reduction

for

shrinkage

from

field

or
platform

handling,

separation,

processing

(including

liquid

removal),

fuel

usage,

flaring,
reinjection,

pipeline

losses,

and

onshore

processing

measured

at

the

point

of

delivery.

Gas
reserves

estimated

herein

are

reported

as

sales

gas.

Gas

quantities

are

expressed

at

a
temperature base

of 15.6 degrees

Celsius (°C)

and at a

pressure base

of 14.696

pounds per
square inch

absolute (psia).

Gas quantities

included in

this report

are expressed

in billions

of
cubic feet (10
9
ft
3
).
Gas

quantities

are

identified

by

the

type

of

reservoir

from

which

the

gas

will

be
produced.

Nonassociated

gas

is

gas

at

initial

reservoir

conditions

with

no

oil

present

in

the
reservoir.

Associated gas

includes both

gas-cap gas

and solution gas.

Gas-cap gas

is gas at
initial reservoir conditions and is

in communication with an underlying

oil zone. Solution gas is

DeGolyer and MacNaughton
gas dissolved

in oil

at initial

reservoir conditions.

The gas

quantities estimated

herein consist
of both associated and nonassociated gas reserves.
At the

request of

Equinor,

sales gas

reserves estimated

herein were

converted to

oil
equivalent

using

an

energy

equivalent

factor

of

5,612.1

cubic

feet

of

gas

per

1 barrel

of

oil
equivalent.
Primary Economic Assumptions
This report

has

been

prepared

using

initial

prices,

expenses,

and

costs

provided

by
Equinor

in

United

States

dollars

(U.S.$).

Future

prices

were

estimated

using

guidelines
established by the SEC

and the Financial

Accounting Standards Board (FASB).

The following
economic assumptions were used for estimating the reserves

reported herein:
Oil, Condensate,

and LPG Prices
Equinor

has

represented

that

the

oil,

condensate,

and

LPG

prices
were

based

on

a

reference

price,

calculated

as

the

unweighted
arithmetic average

of the

first-day-of-the-month

price for

each month
within

the

12-month

period

prior

to

the

end

of

the

reporting

period,
unless

prices

are

defined

by

contractual

agreements.

Equinor
supplied

differentials

by

field

to

a

Brent

oil

reference

price

of
U.S.$83.27

per

barrel

and

the

prices

were

held

constant

thereafter.
The

volume-weighted

average

prices

attributable

to

the

estimated
proved reserves

over the lives

of the properties

were U.S.$80.86

per
barrel

of

oil,

U.S.$72.70

per

barrel

of

condensate,

and

U.S.$40.27
per barrel of LPG.
Gas Prices
Equinor

has

also

represented

that

the

gas

prices

were

based

on

a
reference

price,

calculated

as

the

unweighted

arithmetic

average

of
the

first-day-of-the-month

price

for

each

month

within

the

12-month
period

prior

to

the

end

of

the

reporting

period,

unless

prices

are
defined

by

contractual

agreements.

A

significant

quantity

of

the

gas
sold

by

Equinor

is

subject

to

contract

prices,

and

the

range

of

such
prices is

varied. Where

appropriate, Equinor

supplied differentials

by
field

to

a

Title

Transfer

Facility

gas

price

index

reference

price

of
U.S.$13.30

per

million

Btu,

and

the

prices

were

held

constant
thereafter.

The

volume-weighted

average

price

attributable

to

the
estimated

proved

reserves

over

the

lives

of

the

properties

was
U.S.$11.02 per million

Btu of gas.

DeGolyer and MacNaughton
Operating Expenses, Capital Costs, and Abandonment Costs
Estimates

of

operating

expenses

and

future

capital

expenditures,
provided

by

Equinor

and

based

on

existing

economic

conditions,
were

held

constant

for

the

lives

of

the

properties.

In

certain

cases,
future expenditures,

either higher

or lower than

current expenditures,
may

have

been

used

because

of

anticipated

changes

in

operating
conditions,

but

no

general

escalation

that

might

result

from

inflation
was

applied.

Abandonment

costs,

which

are

those

costs

associated
with

the

removal

of

equipment,

plugging

of

wells,

and

reclamation
and restoration

associated

with the

abandonment,

were provided

by
Equinor

for

all

properties

and

were

not

adjusted

for

inflation.
Abandonment costs herein

are inclusive of

costs incurred for

existing
wells

and

facilities

as

well

as

those

for

future

development
associated

with

the

proved

reserves

estimated

herein.

Operating
expenses, capital

costs, and

abandonment costs

were considered

in
determining

the

economic

viability

of

the

undeveloped

reserves
estimated herein.
In

our

opinion,

the

information

relating

to

estimated

proved

reserves

of

oil,
condensate,

LPG,

and

sales

gas

contained

in

this

report

has

been

prepared

in

accordance
with

Paragraphs

932-235-50-4,

932-235-50-6,

932-235-50-7,

and

932-235-50-9

of

the
Accounting

Standards

Update

932-235-50,
Extractive

Industries

–

Oil

and

Gas

(Topic

932):
Oil and

Gas Reserve

Estimation and

Disclosures

(January 2010)

of the

FASB

and Rules

4–
10(a)

(1)–(32)

of

Regulation

S–X

and

Rules 302(b),

1201,

1202(a)

(1),

(2),

(3),

(4),

(8),

and
1203(a)

of

Regulation

S–K

of

the

SEC;

provided,

however,

that

estimates

of

proved
developed and proved undeveloped reserves are not

presented at the beginning of the year.
To

the

extent

that

the

above-enumerated

rules,

regulations,

and

statements

require
determinations of

an accounting

or legal

nature, we,

as engineers,

are necessarily

unable to
express an opinion

as to whether

the above-described

information is

in accordance therewith
or sufficient therefor.

DeGolyer and MacNaughton
Summary of Conclusions
DeGolyer and

MacNaughton has

performed an

independent evaluation

of the

extent
of

the

estimated

net

proved

oil,

condensate,

LPG,

and

sales

gas

reserves

of

certain
properties in which Equinor has represented

it holds an interest. Equinor has

represented that
its estimated

net proved

reserves

attributable to

the evaluated

properties were

based on

the
definition of proved reserves of the

SEC. Equinor has represented that

its estimates of the net
proved reserves,

as of

December 31,

2023, attributable

to these

properties, which

represent
100

percent

of

Equinor’s

reserves

on

a

net

equivalent

basis,

are

summarized

as

follows,
expressed in millions of barrels (10
6
bbl), billions of cubic feet (10
9
ft
3
), and millions of barrels of
oil equivalent (10
6
boe):
Estimated by Equinor
Net Proved Reserves as of December 31, 2023
Oil
(10
6
bbl)
Condensate
(10
6
bbl)
LPG
(10
6
bbl)
Sales
Gas
(10
9
ft
3
)
Oil
Equivalent
(10
6
boe)
Total

Proved
2,354.55 29.60 251.20 14,470.92 5,213.87
Note: Sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 5,612.1 cubic feet of gas per 1 barrel of oil equivalent.
DeGolyer

and

MacNaughton’s

independent

estimates

of

Equinor’s

net

proved
reserves,

as

of

December

31,

2023,

attributable

to

the

evaluated

properties

were

based

on
the

definition

of

proved

reserves

of

the

SEC

and

are

summarized

as

follows,

expressed

in
millions

of

barrels

(10
6
bbl),

billions

of

cubic

feet

(10
9
ft
3
),

and

millions

of

barrels

of

oil
equivalent (10
6
boe):
Estimated by DeGolyer and MacNaughton
Net Proved Reserves as of December 31, 2023
Oil
(10
6
bbl)
Condensate
(10
6
bbl)
LPG
(10
6
bbl)
Sales
Gas
(10
9
ft
3
)
Oil
Equivalent
(10
6
boe)
Total

Proved
2,276.39 170.23 280.27 15,104.76 5,418.35
Note: Sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 5,612.1 cubic feet of gas per 1 barrel of oil equivalent.

DeGolyer and MacNaughton
Regnald A. Boles, P.E.

Executive Vice President
DeGolyer and MacNaughton
In comparing

the detailed

net proved

reserves

estimates

prepared

by DeGolyer

and
MacNaughton

and

by

Equinor,

differences

have

been

found,

both

positive

and

negative,
resulting

in

an

aggregate

difference

of

3.9

percent

when

compared

on

the

basis

of

net
equivalent

barrels.

It

is

DeGolyer

and

MacNaughton’s

opinion

that

the

net

proved

reserves
estimates

prepared

by

Equinor

on

the

properties

evaluated

and

referred

to

above,

when
compared

on

the

basis

of

net

equivalent

barrels,

in

aggregate,

do

not

differ

materially

from
those prepared by DeGolyer and MacNaughton.
While the oil and gas

industry may be subject

to regulatory changes from

time to time
that could

affect

an

industry

participant’s

ability

to recover

its reserves,

we are

not

aware

of
any such

governmental actions

which would

restrict the

recovery of

the December

31, 2023,
estimated reserves.
DeGolyer and MacNaughton is

an independent petroleum engineering

consulting firm
that

has

been

providing

petroleum

consulting

services

throughout

the

world

since

1936.
DeGolyer and

MacNaughton does

not have

any financial

interest, including

stock ownership,
in

Equinor.

Our

fees

were

not

contingent

on

the

results

of

our

evaluation.

This

report

has
been

prepared

at

the

request

of

Equinor.

DeGolyer

and

MacNaughton

has

used

all
assumptions,

data,

procedures,

and methods

that

it considers

necessary

and appropriate

to
prepare this report.
Submitted,
DeGOLYER and

MacNAUGHTON
Texas

Registered Engineering Firm F-716

DeGolyer and MacNaughton
Regnald A. Boles, P.E.

Executive Vice President
DeGolyer and MacNaughton
CERTIFICATE of QUALIFICATION
I,

Regnald

A.

Boles,

Petroleum

Engineer

with

DeGolyer

and

MacNaughton,
5001 Spring Valley

Road, Suite 800 East, Dallas, Texas,

75244 U.S.A., hereby certify:
1.

That I

am an

Executive Vice

President with

DeGolyer

and MacNaughton,

which firm
did

prepare

the

report

of

third

party

addressed

to

Equinor

dated

February 21, 2024,
and

that

I,

as

Executive

Vice

President,

was

responsible

for

the

preparation

of

this
report of third party.
2.

That

I

attended

Texas

A&M

University,

and

that

I

graduated

with

a

Bachelor

of
Science

degree

in

Petroleum

Engineering

in

the

year

1983;

that

I

am

a

Registered
Professional

Engineer

in

the

State

of

Texas;

that

I

am

a

member

of

the

Society

of
Petroleum

Engineers,

the

Society

of

Petroleum

Evaluation

Engineers,

and

the
European

Association

of

Geoscientists

&

Engineers;

and

that

I

have

more

than
40 years of experience in oil and gas reservoir studies

and evaluations.

DeGolyer and MacNaughton
TABLE 1
Country
Field
Algeria
In Amenas
In Salah
Angola
Acacia
Cravo
Dalia
Girassol
Kizomba A
Kizomba B
Lirio
Marte
Mondo
Orquidea-Violeta
Perpetua-Hortensia
Plutao
Rosa
Saturno
Saxi-Batuque
Venus
Zinia
Argentina
Bandurria Sur
Azerbaijan
Azeri-Chirag-Gunashli
Azeri-Chirag-Gunashli-ACE
Brazil
Bacalhau Concession
Bacalhau PSA
Peregrino
Raia
Roncador
Canada
Hebron
Hibernia
Hibernia Southern Extension
Libya
Mabruk
Murzuq
Nigeria
Agbami

DeGolyer and MacNaughton
TABLE 1

–
(Continued)
Country
Field
Norway
Aasta Hansteen
Aerfugl North
Alve
Andvare
Asgard
Bauge
Berling
Breidablikk
Byrding
Eirin
Enoch
Fram
Fram H-North
Fulla
Gina Krog
Goliat
Grane
Gudrun
Gullfaks Area
Gungne
Halten East
Hanz
Heidrun
Hyme
Idun North
Irpa
Ivar Aasen
Johan Castberg
Johan Sverdrup
Kristin
Kristin South Phase 1
Kvitebjorn
Martin Linge
Marulk
Mikkel
Morvin
Munin
Njord
Norne
Ormen Lange
Ormen Lange Phase 3
Orn
Oseberg
Oseberg East
Oseberg South
Sigyn
Skarv
Skuld
TABLE 1 – (Continued)
Country

DeGolyer and MacNaughton
Field
Norway – (Continued)
Sleipner East
Sleipner West
Snohvit
Snorre
Statfjord
Statfjord East
Statfjord North
Svalin
Sygna
Symra
Tordis
Trestakk
Troll
Tune
Tyrihans
Urd
Utgard
Valemon
Verdande
Vigdis
Visund
Visund South
United Kingdom
Barnacle
Buzzard
Mariner
Rosebank
Statfjord UK
United States
APB North Non-Op
APB Op
APB South Non-Op
Big Foot
Caesar-Tonga
Heidelberg
Jack
Julia
Sparta
St. Malo
Stampede
Tahiti
Titan
Vito